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                                                                    EXHIBIT 99.1
                           DUNDEE MILLS, INCORPORATED
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS

    The undersigned, the registered owner of one or more shares of the common stock of Dundee Mills, Incorporated (the "Company"), hereby appoints John T. Newton and Douglas R. Tingle, and each of them, with full power of substitution to each, as the true and lawful proxies of the undersigned, to vote all shares of common stock of the Company owned by the undersigned or standing in the undersigned's name at the special meeting of shareholders of the Company to be held at Griffin Technical Institute, 501 Varsity Road, Griffin, Georgia 30223,
on             , 1995 at         .m., local time, or on such other day as the
meeting may be thereafter held by adjournment or otherwise, according to the number of votes the undersigned is now or may then be entitled to cast, hereby granting the said proxies, and each of them, full power and authority to act for the undersigned and in the undersigned's name at the said meeting or meetings, as follows with respect to the matters set forth below, as fully as the undersigned could do if personally present.

    THE OBLIGATION OF SPRINGS INDUSTRIES, INC. TO CLOSE THE MERGER WITH THE COMPANY IS CONDITIONED UPON, AMONG OTHER THINGS, A MAJORITY OF SHAREHOLDERS VOTING FOR EACH OF PROPOSAL 1 AND 2.

1. Proposal to approve and ratify the terms and conditions of certain past issuances of the common stock of the Company as described in the accompanying Proxy Statement and Prospectus.

    / /  FOR               / /  AGAINST               / /  ABSTAIN

2. Proposal to approve the Agreement and Plan of Merger dated February 6, 1995, as amended, among the Company, Springs Industries, Inc. and Dundee Acquisition Corp.

    / /  FOR               / /  AGAINST               / /  ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


    IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY PROCEDURAL OR OTHER MATTERS ARE PROPERLY PRESENTED TO THE MEETING FOR ACTION, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE THIS PROXY IS VOTED.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                  Date:
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                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  (Please sign, exactly as name
                                                  appears on this Proxy. If
                                                  shares are registered in more
                                                  than one name, each should
                                                  sign. Executors,
                                                  administrators, trustees,
                                                  guardians and attorneys should
                                                  add their title. A corporation
                                                  should sign in its full
                                                  corporate name by a duly
                                                  authorized officer, stating
                                                  his title.)

 PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO
                              ATTEND THE MEETING.